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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated March 25, 1998 included in Interstate General Company LP's Form 10-K for the year ended December 31, 1997 and to the use in this registration statement of our reports dated July 28, 1998 for American Community Portfolio Properties and our report dated June 26, 1998 for American Community Properties Trust included herein and to all references to our Firm included in this registration statement.


Washington, D.C.
August 6, 1998